Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Transparent Value Trust:

We consent to the use of our report dated November 26, 2012, with respect to the financial statements of Transparent Value Large-Cap Aggressive Fund (formerly Transparent Value Dow Jones RBP U.S. Large-Cap Aggressive Index Fund), Transparent Value Large-Cap Core Fund (formerly Transparent Value Dow Jones RBP U.S. Large-Cap Core Index Fund), Transparent Value Large-Cap Defensive Fund (formerly Transparent Value Dow Jones RBP U.S. Large-Cap Defensive Index Fund), Transparent Value Dividend Fund (formerly Transparent Value Dow Jones RBP U.S. Dividend Index Fund), Transparent Value Large-Cap Growth Fund (formerly Transparent Value Dow Jones RBP U.S. Large-Cap Growth Index Fund), Transparent Value Large-Cap Market Fund (formerly Transparent Value Dow Jones RBP U.S. Large-Cap Market Index Fund), Transparent Value Large-Cap Value Fund (formerly Transparent Value Dow Jones RBP U.S. Large-Cap Value Index Fund), and Transparent Value Directional Allocation Fund (formerly Transparent Value Dow Jones RBP Directional Allocation Index Fund), eight funds comprising the Transparent Value Trust, incorporated herein by reference, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and on the front cover page of the Statement of Additional Information.

Chicago, Illinois

January 25, 2013